UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 12, 2014

SPORT CHALET, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Cañada, CA 91011

(Address of principal executive offices) (Zip Code)

(818) 949-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 12, 2014, Sport Chalet, Inc., a Delaware corporation, issued a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Notice to Investors

This Current Report on Form 8-K and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Sport Chalet. Vestis Retail Group, LLC (“Vestis”) has filed with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal, and other documents relating to the Offer and Sport Chalet has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Vestis and Sport Chalet have mailed these documents to stockholders of Sport Chalet. These documents contain important information about the Offer and stockholders of Sport Chalet are urged to read them carefully. Stockholders of Sport Chalet are able to obtain a free copy of these documents and other documents filed by Sport Chalet with the SEC at www.sec.gov. In addition, stockholders are able to obtain a free copy of these documents from Georgeson Inc. or from Vestis.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, Sport Chalet has filed a preliminary proxy statement and expects to file a definitive proxy statement with the SEC. Additionally, Sport Chalet will file other relevant materials with the SEC in connection with the proposed acquisition of Sport Chalet pursuant to the terms of the Merger Agreement. The materials to be filed by Sport Chalet with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and stockholders may obtain free copies of the definitive proxy statement when filed from Sport Chalet by contacting the Investor Relations department at One Sport Chalet Drive, La Cañada, California 91011, telephone number (818) 949-5300. INVESTORS AND SECURITY HOLDERS OF SPORT CHALET ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN FILED AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.

Sport Chalet and its respective directors, executive officers and other members of their management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of Sport Chalet’s stockholders in connection with the proposed transaction. Information concerning the interests of Sport Chalet’s executive officers and directors, which may, in some cases, be different than those of Sport Chalet’s stockholders generally, are set forth in the preliminary proxy statement and will be included in the definitive proxy statement.

Forward-Looking Statements

This Current Report on Form 8-K and the documents attached hereto contain forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. These forward-looking statements involve significant risks and uncertainties, including those discussed below and others that can be found in Sport Chalet’s Form 10-K for the year ended March 30, 2014, and in any subsequent periodic reports from Sport Chalet on Form 10-Q and Form 8-K. Vestis and Sport Chalet are providing this information as of the date of this news release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. Forward-looking statements can be identified by the use of words such as “will,” “could,” “should,” “may,” “anticipate,” “expect,” “intend,” “estimate,” “believe,” “project,” “plan,” “potential,” “continue,” or other similar expressions.

Forward-looking statements include, without limitation, statements regarding business combinations and similar transactions, prospective performance and opportunities, and the outlook for Vestis’s and Sport Chalet’s businesses, performance and opportunities; the expected timing of the completion of the transactions contemplated by the Merger Agreement; the ability to complete the transactions considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties regarding the two companies’ ability to integrate successfully; uncertainties as to the timing of the Offer and the second-step merger (the “Merger”); uncertainties as to how many of Sport Chalet’s stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the failure of Sport Chalet’s stockholders to approve the Merger; the failure to complete the Offer or the Merger in the timeframe expected by the parties or at all; the possibility that various closing conditions for the transactions may not be satisfied or waived; Sport Chalet’s ability to maintain relationships with employees, customers, or suppliers; the negative effect of the economic downturn and the lack of winter weather on the Sport Chalet’s sales; limitations on borrowing under Sport Chalet’s credit facilities; Sport Chalet’s ability to control operating expenses and costs; the competitive environment of the sporting goods industry in general and in Sport Chalet’s specific market areas; the challenge of maintaining Sport Chalet’s competitive position; Sport Chalet’s ability to maintain the growth of its Team Sales Division and online business; Sport Chalet’s ability to regain or subsequently maintain compliance with the requirements for continued listing of its common stock; and changes in costs of goods and services. These and other risks are more fully described in Sport Chalet’s filings with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated August 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 12, 2014	SPORT CHALET, INC.

	By	/s/ Craig L. Levra
Craig L. Levra, Chairman, Chief Executive Officer and President